                                                                  Exhibit 10 (k)
                                                                  --------------

                THIRD AMENDMENT TO THE SHARE OPTION PLAN OF 1995
                ------------------------------------------------


1. Sigma-Aldrich Corporation (the "Company") has at the date set out below adopted the following sub-plan (the "UK Sub-Plan") pursuant to Paragraph 2 of the Sigma-Aldrich Corporation Share Option Plan of 1995 (the "Plan") so that the Plan may be administered and operated for the benefit of key employees of the Company and its subsidiaries who are resident or may be potentially resident in the United Kingdom. The UK Sub-Plan consists of two parts, the Approved Sub-Plan and the Non-Approved Sub-Plan.

                             The Approved Sub-Plan
                             ---------------------

2. The following paragraphs 3 to 22 inclusive set out the terms of the Approved Sub-Plan which will constitute the part of the Plan approved by the Commissioners of the UK Inland Revenue (the "Commissioners") under
     Schedule 9 of the Income and Corporation Taxes Act 1988 ("Schedule 9").

3. The provisions of the Approved Sub-Plan shall be the provisions set out in the Plan with and subject to the following modifications in paragraphs 4 to 22 inclusive.

4. Unless the context requires all expressions shall have the same meaning as in the Plan, provided that all words and terms not otherwise defined shall have the meaning attributed by Schedule 9 which for the purposes hereof (but for no other purpose) shall take precedence. In addition any references to any statutory enactments shall be construed as a reference to that enactment as for the time being amended or reenacted. Where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

5. The Shares over which options may be granted shall form part of the ordinary share capital (as defined in Section 832 (1) Income and Corporation Taxes Act 1988 ("ICTA 1988")) of the Company and shall comply with the requirements of Paragraphs 10 to 14 inclusive of Schedule 9.

6. The companies participating in the approved Sub-Plan shall be the Company and all companies controlled by the Company within the meaning of Section 840 ICTA 1988 and which have been nominated by the Company to participate for the time being in the Approved Sub-Plan (the "Participating Companies").

7.   The Shares to be acquired on the exercise of an option shall:

     7.1  be fully paid up;
     7.2  not be redeemable; and
     7.3 not be subject to any restrictions other than restrictions which attach to all shares or stocks of the same class.

     For the purpose of this paragraph the term "restrictions" shall include restrictions which are deemed to attach to the shares or stocks under any contract, agreement, arrangement or condition as referred to in Paragraph 13 of Schedule 9.

8. In addition to the provisions set out in Paragraph 4 of the Plan, an option shall only be granted under the approved Sub-Plan to employees (other than directors) or directors (other than those who normally work less than 25 hours per week exclusive of meal breaks) of Participating Companies.

9. A person shall not participate in the approved Sub-Plan, that is to say, obtain or exercise rights under it, if at that time he is precluded from participation by Paragraph 8 of Schedule 9.

10. No option shall be granted where the option price is less than Market Value on the date of the grant. For this purpose "Market Value" shall be the market value of a share as determined in accordance with the provisions of Part (VIII) of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the approved Sub-Plan in advance with the Shares Valuation Division of the Inland Revenue.

11. In all cases the option price shall be determined and stated at the date of grant and any other terms, conditions or limitations imposed on an option in accordance with Paragraph 6 of the Plan shall be objective.

12. Options shall be personal to the optionee and shall not be transferable otherwise than on the death of the optionee.

13. An optionee shall where the context permits include his legal personal representative.

14. Options shall not be transferable by the laws of dissent or distribution, but the personal representative(s) of the optionee may exercise options held by him at the date of death, in accordance with and subject to the provisions of Paragraph 8 of the Plan, provided in all cases that the option is exercised within 12 months of the optionee's death and the said optionee would not have been precluded at the date of his death from exercising the options pursuant Paragraph 8 of Schedule 9.

15. For the avoidance of doubt it is stated that the Company shall be the grantor as defined in Paragraph 1(1) of Schedule 9.

16. No option shall be granted to an employee or director of a Participating Company if the grant of that option would cause the aggregate market value of shares (determined at the time prescribed by Paragraph 28 of Schedule 9 and calculated in accordance with the provisions of Schedule 9) which he can acquire under the Approved Sub-Plan and any other scheme approved under
     Schedule 9 (excluding any Savings-Related Share Option Scheme) and established by the grantor or by any associated company (as defined in Section 187(2) ICTA 1988) of the grantor to exceed the limit prescribed by Paragraph 28 of Schedule 9.

17. To the extent that any grant of an option exceeds the limit prescribed in paragraph 16 it shall be deemed to comprise such whole number of Shares, as nearly as possible equals, but does not exceed, such limit.

18. The payment of the option price shall only be paid for in cash, cheque, banker's draft or such similar method and Paragraph 9 of the Plan shall for the purposes of the Approved Sub-Plan be construed accordingly.

19. Subject to any legal impediment beyond the reasonable control of the Company, Shares shall either be transferred or issued to the optionee to satisfy an option within 30 days of its exercise.

20. If at a time when the UK Approved Sub-Plan is approved by the Commissioners under Schedule 9, no adjustment to an outstanding option shall have effect unless it is made pursuant to a transaction that constitutes a variation for the purposes of Paragraph 29 of Schedule 9 and until it is approved by the Commissioners and Paragraph 11 of the Plan shall be amended accordingly.

21.1 If any company "the Acquiring Company" claims control of the Company as a result of making a general offer

     21.1.1 to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

     21.1.2 to acquire all the shares in the Company which are the same class as the shares subject to the option;

then the optionee may at any time within the appropriate period, by agreement with the Company and the Acquiring Company, release his options under the Approved Sub-Plan (the "Old Option") in consideration of the grant to him of options which are equivalent to the Old Options but relate to shares in the Acquiring Company ("the New Options").

21.2 For the purposes of this paragraph 21 "the appropriate period" shall mean the period of 6 months beginning with the time when the Acquiring Company making the offer has obtained control of the Company and any condition subject to which the offer is made is satisfied.

21.3 The New Option shall only be regarded as equivalent to the Old Option if the conditions specified in Paragraph 15(3) of Schedule 9 are satisfied.

21.4 For the purposes of any application of the provisions of this Approved Sub-Plan any New Options granted pursuant to this paragraph 21 shall be regarded as having been granted at a time when the corresponding Old Option was granted.

21.5 The New Option shall be exercisable in the same manner as the corresponding Old Option released and subject to the Rules of the Approved Sub-Plan as they have effect immediately before the release except that, with effect from a release, reference to the "Company" and to "Shares" throughout these Rules (except for Rules 6 and 15) shall, in relation to the New Option, be construed respectively as references to the Acquiring Company (or as the case may be, any other company in respect of whose shares the New Option is granted) and to the shares comprised in the New Option.

22. No amendment or modification, made pursuant to Paragraph 15 of the Plan, to the Approved Sub-Plan, (at a time when the Approved Sub-Plan is approved by the Commissioners under Schedule 9), shall take effect until approved by the Commissioners.

The Non-Approved Sub-Plan
-------------------------

23. The following paragraphs 24, 25, 26 and 27 set out the terms of the Non-Approved Sub-Plan which will constitute part of the Plan but will not be approved by the Commissioners.

24. The provisions of the Non-Approved Sub-Plan shall be the provisions set out in the Plan and paragraphs 6, 10, and 11 of the Approved Sub-Plan.

25. In addition for the purpose of the Non-Approved Sub-Plan the words "and agreed for the purposes of the Approved Sub-Plan in advance with the Shares Valuation Division of the Inland Revenue" referred to in paragraph 10 of the Approved Sub-Plan shall be deleted.

26. In the event that a Tax Liability arises in respect of the grant or exercise of an option, the option will not be deemed to be granted or may it be exercised unless:

26.1 the Relevant Payer is able to deduct an amount equal to the whole of the Tax Liability from the optionee's or potential optionee's net pay for the relevant period; or

26.2 the optionee or potential optionee has paid to the Relevant Payer an amount equal to the Tax Liability; or

26.3 the sum of the amount that the optionee or potential optionee has paid to the Relevant Payer in respect of the Relevant Payer's obligation to satisfy the Tax Liability and the total amount that the Relevant Payer is able to deduct from the optionee's or potential optionee's net pay for the relevant period is equal to or more than the Tax Liability; or

26.4 the optionee or potential optionee has given irrevocable instructions to the Company's brokers (or other person acceptable to the Committee) for the sale of sufficient Shares acquired on the exercise of the option to realize an amount equal to the Tax Liability and the payment of the Tax Liability to the Relevant payer; or

26.5       the Committee determines otherwise.

27. For the purposes of paragraph 26 and this paragraph 27:

27.1. "Tax Liability" shall mean the amount of all taxes and/or employees' social security contributions and all other social taxes which a Participating Company, any company controlled by the Company with the meaning of Section 840 ICTA 1988 or any other person (other than an optionee or potential optionee) would be required to account for or pay to the UK Inland Revenue or other tax authority in respect of an option; and

27.2. "Relevant Payer" shall mean the person or persons who are liable to account for or pay any Tax Liability.

Adopted by the Board of Directors on November 9, 1999.

                                  SIGMA-ALDRICH CORPORATION


                              By: /s/ Michael R. Hogan
                                  --------------------
                                  Vice President